UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2021

WideOpenWest, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000

Englewood, CO 80111

 (Address of Principal Executive Offices, including Zip Code)

(720) 479-3500

 (Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2021, WideOpenWest, Inc. (the “Company”) and its wholly-owned subsidiary, WideOpenWest Finance, LLC, entered into a new credit agreement with the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and issuing Bank (the “Credit Agreement”). The Credit Agreement consists of (i) a new Term Loan B in an aggregate principal amount of $730.0 million and (ii) a $250 million revolving credit commitment. The Term Loan B matures in December 2028 and bears interest at a rate equal to SOFR plus 3.00%, subject to a 50 basis point floor, and the revolving credit commitment bears interest at a rate equal to SOFR plus 2.75% and matures in December 2026.

The Credit Agreement contains certain (a) restrictive covenants, including, but not limited to, restrictions on the entry into burdensome agreements, the prohibition of the incurrence of certain indebtedness secured by liens, restrictions on the ability to make certain payments and to enter into certain merger, consolidation, asset sale and affiliate transactions, and (b) financial maintenance covenants, including, but not limited to, a maximum leverage ratio, a minimum fixed charge ratio and a maximum secured indebtedness ratio. The Credit Agreement also contains representations and warranties, affirmative covenants and events of default customary for an agreement of its type. As is customary, certain events of default could result in an acceleration of the Company’s obligations under the Credit Agreement.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the actual agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated December 20, 2021, by and among WideOpenWest Finance, LLC, WideOpenWest, Inc., the other lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc. as Administrative Agent, Collateral Agent and Issuing Bank.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: December 23, 2021	By:	/s/ John Rego
John Rego
Chief Financial Officer